UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

     Date of Report (Date of earliest event reported) October 30, 2001

                            Joshua Tree Construction, Inc.
               (Exact name of Registrant as specified in charter)

         Nevada                       000-32275            88-0432004
(State or other jurisdiction      (Commission File       (IRS.Employer
  of incorporation)                   Number)         Identification Number)


     5450 W. Sahara, 2nd Floor Las Vegas, Nevada                 89146
      (Address of principal executive offices)                 (Zip Code)

      Registrant's telephone number, including area code: (702) 948-8800


 Item 1.  Changes in Control of Registrant.

                On November 6, 2001, the Company, David Rooker, the
Company's Director, CEO and President, Amy Rooker, the Company's Director and Secretary, and Boyd Bulloch, the Company's Director (collectively, the "Selling Shareholders"), executed a Stock Purchase Agreement (the "Agreement") with FIRST CAPITAL PARTNERS, MM, INC., a Nevada company ("FCPMM"). Pursuant to the terms of the Agreement, FCPMM shall purchase an aggregate of 2,050,000 shares of the 3,122,301 issued and outstanding shares of the Company's common stock for the aggregate purchase price of $124,449.00.

Item 7(c) Exhibits

         99.1 Stock Purchase Agreement executed November 6, 2001


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      JOSHUA TREE CONSTRUCTION,INC.

Dated:  November 12, 2001

                                       By: /s/  Vince Hesser
                                       ----------------------------
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                                       Name: Vince Hesser
                                       Title: President